Exhibit 5.3

UBS Group AG Bahnhofstrasse 45 8001 Zurich Switzerland UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, February 12, 2026

UBS Group AG and UBS AG

Registration Statement on Form F-3

We, Homburger AG, have acted as special Swiss counsel to UBS Group AG and UBS AG in connection with the registration statement on Form F-3 to be filed by UBS Group AG, UBS AG and UBS Americas Inc. under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or around February 12, 2026 (excluding the documents incorporated by reference therein, the Registration Statement), containing (i) a prospectus (x) relating to a rescission offer with respect to the 4.875% Senior Notes due 2045 (ISIN: US902613AY48) issued by UBS Group AG (the 2045 HoldCo Notes), the 4.550% Senior Notes due 2026 (ISIN: US902613BB36) issued by UBS Group AG (the 2026 HoldCo Notes and, together with the 2045 Notes, the Outstanding HoldCo Notes), and the three other series of notes described therein that are no longer outstanding (such three series of notes, the Matured HoldCo Notes), and (y) that may be used in connection with offers and sales of the Outstanding HoldCo Notes in market-making transactions, and (ii) a prospectus (x) relating to a rescission offer with respect to the 7 1/8% Notes due July 15, 2032 (ISIN: US22541LAE39) issued by UBS Americas Inc. (the UBS Americas Notes), which are guaranteed by UBS Group AG and UBS AG, and (y) that may be used in connection with offers and sales of the UBS Americas Notes in market-making transactions. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Registration Statement.

I. Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement;

(ii)

an electronic copy of the executed indenture relating to the 2045 HoldCo Notes (the 2045 HoldCo Note Indenture), consisting of the Senior Notes Indenture dated as of May 21, 2015, among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, as supplemented by (x) the Supplemental Indenture dated as of November 3, 2020, among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, and (y) the Second Supplemental Indenture dated as of June 9, 2023 (the Second 2045 HoldCo Note Supplemental Indenture), among UBS Group AG, Credit Suisse Group AG and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association);

(iii)

an electronic copy of the executed indenture relating to the 2026 HoldCo Notes (the 2026 HoldCo Note Indenture), consisting of the Senior Notes Indenture dated as of April 18, 2016, among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, as supplemented by (x) the Supplemental Indenture dated as of November 3, 2020, among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, and (y) the Second Supplemental Indenture dated as of June 9, 2023 (the Second 2026 HoldCo Note Supplemental Indenture), among UBS Group AG, Credit Suisse Group AG and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association);

(iv)

an electronic copy of the executed indenture relating to the UBS Americas Notes (the UBS Americas Indenture and, together with the 2045 HoldCo Notes Indenture and the 2026 HoldCo Note Indenture, the Indentures) consisting of the Senior Indenture dated as of June 1, 2001, between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as supplemented by (w) the First Supplemental Indenture dated as of March 26, 2007, among Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.), Credit Suisse Group AG, Credit Suisse and The Bank of New York (as successor to The Chase Manhattan Bank), (x) the Second Supplemental Indenture dated as of June 9, 2023 (the Second UBS Americas Supplemental Indenture), among Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.), Credit Suisse Group AG, UBS Group AG, Credit Suisse AG and The Bank of New York Mellon (formerly The Bank of New York), (y) the Third Supplemental Indenture dated as of May 30, 2024 (the Third UBS

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Americas Supplemental Indenture), among Credit Suisse (USA) LLC (formerly Credit Suisse (USA), Inc. and Credit Suisse First Boston (USA), Inc.), UBS Group AG, Credit Suisse AG, UBS AG and The Bank of New York Mellon (formerly The Bank of New York), and (z) the Fourth Supplemental Indenture dated as of February 2, 2026 (the Fourth UBS Americas Supplemental Indenture), among Credit Suisse (USA) LLC (formerly Credit Suisse (USA), Inc. and Credit Suisse First Boston (USA), Inc.), UBS Americas Inc., UBS Group AG, UBS AG and The Bank of New York Mellon (formerly The Bank of New York);

(v)

an electronic copy of the four authenticated global notes representing the 2045 HoldCo Notes and the four authenticated global notes representing the 2026 HoldCo Notes, in each case, dated June 12, 2023, and executed by UBS Group AG;

(vi)

a certified excerpt from the Commercial Register of the Canton of Zurich dated February 6, 2026, relating to UBS Group AG, and a certified excerpt from the Commercial Register of the Canton of Zurich dated February 11, 2026, relating to UBS AG (collectively, the Excerpts);

(vii)

an electronic copy of (x) the Articles of Association (Statuten) of UBS Group AG in their version dated as of April 10, 2025, and (y) the Articles of Association (Statuten) of UBS AG in their version dated April 23, 2024, each certified by the Commercial Register of the Canton of Zurich (collectively, the Articles);

(viii)

an electronic copy of (x) the Organization Regulations (Organisationsreglement) of UBS Group AG, valid as of January 1, 2023, including the annexes thereto (the 2023 UBS Group AG Regulations), (y) the Organization Regulations (Organisationsreglement) of UBS Group AG, valid as of March 1, 2024, including the annexes thereto (the 2024 UBS Group AG Regulations), and (z) the Organization Regulations (Organisationsreglement) of UBS Group AG, valid as of January 5, 2026, including the annexes thereto (the 2026 UBS Group AG Regulations);

(ix)

an electronic copy of (x) the Organization Regulations (Organisationsreglement) of UBS AG, valid as of May 1, 2024, including the annexes thereto (the 2024 UBS AG Regulations), and (y) the Organization Regulations (Organisationsreglement) of UBS AG, valid as of January 5, 2026, including the annexes thereto (the 2026 UBS AG Regulations);

(x)

an electronic copy of (w) the Delegation of Authorities Group Functions 9-C-000010 in its version effective as of November 24, 2020 (the 2020 Group Functions Delegation of Authorities), (x) the UBS Group Treasury Delegation of Authorities 9-C-002962 in its version effective as of March 31, 2022 (the 2022 Group Treasury Delegation of Authorities), (y) the UBS Delegation of Authorities Group Finance (including Group Treasury) 9-C-011610 in its version effective as of October 25, 2023 (the 2023 Delegation of Authorities), and (z) the UBS Delegation of Authorities Group Finance (including Group Treasury) 9-C-011610 in its version published on July 9, 2025 (the 2025 Delegation of Authorities);

(xi)

an electronic copy of (x) the Policy on Signing Authority 1-P-000052 in its version effective as of April 19, 2023 (the April 2023 Signing Authority Policy), (y) the Policy on Signing Authority 1-P-000052 in its version effective as of December 14, 2023 (the December 2023 Signing Authority Policy), and (z) the Policy on Signing Authority 1-P-000052 in its version published on October 31, 2025 (the 2025 Signing Authority Policy);

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(xii)

an electronic copy of the combined (x) approval of the Chief Financial Officer of UBS Group AG and UBS AG (the CFO), approving, among other things, the rescission offers in respect of the Outstanding HoldCo Notes, the Matured HoldCo Notes and the UBS Americas Notes and the Registration Statement, and the Fourth Supplemental Indenture and (y) authorization of certain persons named therein to take certain actions on behalf of UBS Group AG or UBS AG, as applicable, dated January 20, 2026, and signed by the CFO and the Treasurer of UBS Group AG (the Registration Statement Approval and Authorization);

(xiii)

an electronic copy of (x) the authorization signed by a managing director and an executive director of UBS Group AG dated May 17, 2023, delegating authority to negotiate, jointly execute and deliver, on behalf of UBS Group AG, documents in connection with, among other things, the assumption by UBS Group AG of Credit Suisse Group AG’s obligations under the 2045 HoldCo Notes, the 2026 HoldCo Notes and the Group Guarantee (as defined in the UBS Americas Indenture) to any two signatories either registered in the Commercial Register of the Canton of Zurich as signatories for UBS Group AG or listed in such authorization (the 2023 UBS Group AG Power of Attorney), and (y) the authorization signed by a managing director and an executive director of UBS Group AG dated May 13, 2024, delegating authority to negotiate, jointly execute and deliver, on behalf of UBS Group AG, documents in connection with, among other things, the assumption by UBS AG of Credit Suisse AG’s obligations under the Bank Guarantee (as defined in the UBS Americas Indenture) to any two signatories either registered in the Commercial Register of the Canton of Zurich as signatories for UBS Group AG or listed in such authorization (the 2024 UBS Group AG Power of Attorney);

(xiv)

an electronic copy of the authorization signed by a managing director and an executive director of UBS AG dated May 13, 2024, delegating authority to negotiate, jointly execute and deliver, on behalf of UBS AG, documents in connection with, among other things, the assumption by UBS AG of Credit Suisse AG’s obligations under the Bank Guarantee (as defined in the UBS Americas Indenture) to any two signatories either registered from time to time in the Commercial Registers of the Canton of Zurich or Basel-City in Switzerland as signatories for UBS AG or listed in such authorization (the 2024 UBS AG Power of Attorney); and

(xv)

an electronic copy of (x) the executed amended and restated merger agreement dated March 19, 2023 and amended on April 6, 2023 and on May 22, 2023, between UBS Group AG and Credit Suisse Group AG, and (y) the executed merger agreement dated December 7, 2023, as amended and restated on April 30, 2024 between UBS AG and Credit Suisse AG (collectively, the Merger Agreements).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under the laws of Switzerland.

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In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II. Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signature of UBS Group AG or UBS AG on any such document has been affixed thereto by the individual to whom such electronic signature belongs and such signature has not been removed or otherwise altered in any way;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)	the Registration Statement will be executed by the persons required by the Securities Act and the rules and regulations promulgated thereunder and filed with the SEC in the form reviewed by us;

(e)	the Registration Statement will become effective under the Securities Act following SEC review;

(f)	none of the Documents furnished to us has been amended, supplemented or terminated;

(g)

the Excerpts are correct, complete and up to date, and the Articles, the 2026 UBS Group AG Regulations, the 2026 UBS AG Regulations, the 2025 Delegation of Authorities, the Registration Statement Approval and Authorization, and the 2025 Signing Authority Policy are in full force and effect and have not been amended;

(h)

the 2024 UBS Group AG Regulations, the 2024 UBS AG Regulations, the 2023 Delegation of Authorities, the December 2023 Signing Authority Policy, the 2024 UBS Group AG Power of Attorney and the 2024 UBS AG Power of Attorney were in full force and effect and had not been amended as of the date of the Third UBS Americas Supplemental Indenture;

(i)

the 2023 UBS Group AG Regulations, the 2020 Group Functions Delegation of Authorities, the 2022 Group Treasury Delegation of Authorities, the April 2023 Signing Authority Policy and the 2023 UBS Group AG Power of Attorney were in full force and effect and had not been amended as of the date of the Second 2045 HoldCo Note Supplemental Indenture, the Second 2026 HoldCo Note Supplemental Indenture and the Second UBS Americas Supplemental Indenture; and

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(j)

each Merger Agreement is (i) within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, all parties thereto, and (ii) in full force and effect and has not been amended or terminated.

III. Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	Each of UBS Group AG and UBS AG is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Each of UBS Group AG and UBS AG has the corporate power and authority to execute, deliver and file the Registration Statement.

3.	Each of UBS Group AG and UBS AG has taken all necessary corporate action to authorize the execution, delivery and filing of the Registration Statement.

4.

UBS Group AG has taken all necessary corporate action to authorize the execution and delivery of, and has executed and delivered, the Second 2045 HoldCo Note Supplemental Indenture, the Second 2026 HoldCo Note Supplemental Indenture, the Second UBS Americas Supplemental Indenture, the Third UBS Americas Supplemental Indenture and the Fourth UBS Americas Supplemental Indenture.

5.

UBS AG has taken all necessary corporate action to authorize the execution and delivery of, and has executed and delivered, the Third UBS Americas Supplemental Indenture and the Fourth UBS Americas Supplemental Indenture.

IV. Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

We do not render any opinion on or express any views on the legality, validity or enforceability of the Outstanding HoldCo Notes, the Indentures, the Group Guarantee (as defined in the UBS Americas Indenture), the Bank Guarantee (as defined in the UBS Americas Indenture) or the performance of the obligations assumed by UBS Group AG and UBS AG, as applicable, thereunder.

(c)

We express no opinion (i) as to the accuracy or completeness of the information set out in the Registration Statement, (ii) on the Merger Agreements, (iii) on the Matured HoldCo Notes, or (iv) on the UBS Americas Notes.

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(d)	Further, we express no opinion on any banking, tax, commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in each prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to UBS Group AG and UBS AG, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

HOMBURGER AG

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